Certification of the Chief Executive Officer

Pursuant to 18 U.S.C. ss.1350, I, the undersigned Chairman and Chief Executive Officer of Northland Cranberries, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended May 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ John Swendrowski
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John Swendrowski
July 15, 2003

A signed original of this written statement required by Section 906 has been provided to Northland Cranberries, Inc. and will be retained by Northland Cranberries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.